UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2019

Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8403 Colesville Road
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	DISCA	Nasdaq
Series B Common Stock	DISCB	Nasdaq
Series C Common Stock	DISCK	Nasdaq

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
_
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

(Silver Spring, MD) — Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) will report its third quarter 2019 results on Thursday, November 7, 2019, at 7:00 a.m. ET. The Company will host a conference call at 8:30 a.m. ET to discuss the results.

To access the conference call in the U.S. dial 844-452-2811, or outside of the U.S. dial +1-574-990-9832, and provide conference passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call. You can also access a live audio webcast of the call on Discovery’s website at https://corporate.discovery.com/.

A replay of the call will be available beginning approximately two hours after the completion of the call until November 14, 2019. The replay can be accessed by phone in the U.S. at 855-859-2056 and outside of the U.S. at +1-404-537-3406 using the following passcode: 3359497. A replay of the audio webcast will also be available in the “Investor Relations” section of the company’s website.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated October 2, 2019
101	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: October 8, 2019	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 2, 2019
101	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL